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                                                               EXHIBIT 11

                               NOVADEL PHARMA INC.

                         EARNINGS PER SHARE COMPUTATION

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                               THREE MONTHS ENDED
                                                October 31, 2002
                                              --------------------
                                                     BASIC
                                              --------------------

Weighted average shares outstanding                   14,509,523
Dilutive effect of stock performance plans (1)                 -
                                              --------------------
     TOTAL                                            14,509,523

Net income (loss)                                         (1,714)
                                              --------------------

Earnings per share                                          (.12)
                                              --------------------

                                               THREE MONTHS ENDED
                                                October 31, 2001
                                              --------------------
                                                      BASIC
                                              --------------------

Weighted average shares outstanding                    7,724,900
Dilutive effect of stock performance planS (1)                --
                                              --------------------
     Total                                             7,724,900

Net income (loss)                                           (247)
                                              --------------------

Earnings per share                                          (.03)
                                              --------------------

(1) No potential shares from stock performance plans have been presented, as their effect would be anti-dilutive

                                       12

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